Exhibit 10.31
EXECUTION VERSION

THIS FOURTH AMENDMENT TO THE AMENDED AND RESTATED AGREEMENT OF EXEMPTED LIMITED PARTNERSHIP (THIS “AMENDMENT”) OF TMM HOLDINGS II LIMITED PARTNERSHIP (THE “PARTNERSHIP”) is made the 15th day of October, 2018.
BY: TMM Holdings II GP, ULC, a foreign company registered in the Cayman Islands whose registered office in the Cayman Islands is at P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (the “General Partner”);
WHEREAS:

A.
The Partnership is governed by an amended and restated agreement of exempted limited partnership dated 9 April 2013, as previously amended by the amendments thereto, dated March 15, 2015, January 11, 2018 and September 26, 2018 (the “Agreement”).

B.	The General Partner desires to amend the Agreement in accordance with clause 16.1 of the Agreement as set forth in this Amendment, with effect from the date hereof.

C.	Capitalized terms used but not defined herein shall have the meanings given to such terms in the Agreement.
ACCORDINGLY, IT IS AGREED as follows:

1.	This Amendment shall be effective in amending the Agreement on the terms of this Amendment from the date hereof.

2.	The definition of “Transfer” set forth in Section 1 of the Agreement shall be amended in its entirely as follows:

““Transfer” means, with respect to any Units, any interest therein, or any other securities or equity interests, a direct transfer, sale, contribution, exchange, assignment, pledge, hypothecation or other direct encumbrance or other direct transfer or disposition thereof, including the direct grant of an option or other right, whether voluntarily, involuntarily, or by operation of law; and “Transferred,” “Transferee” and “Transferor” shall each have a correlative meaning. For the avoidance of doubt, any indirect transfer, sale, exchange, assignment, pledge, hypothecation or other indirect encumbrance or other indirect transfer or disposition shall not fall within the definition of “Transfer”.”

3.	The Agreement shall be amended by adding the following definitions to Section 1 of the Agreement, in alphabetical order:

““Drag-Along Right” is defined in Section 11.7.

“Drag-Along Sale” is defined in Section 11.7.

“Drag-Along Seller” is defined in Section 11.7.

“Paired Interests” is defined in Section 11.7.

“Transferring Limited Partner” is defined in Section 11.7.”

4.	The Agreement shall be amended by adding the following as a new Section 11.7, immediately following Section 11.6 of the Agreement:

“11.7     Drag-Along Rights.

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(a)    If one or more Limited Partners (each, a “Transferring Limited Partner”) propose to Transfer Units and corresponding shares of Class B Common Stock or any other security that is subsequently paired with the Units (collectively, the “Paired Interests”) representing, at the time of such Transfer, 50% or more of the aggregate issued and outstanding Paired Interests that are not held by TMHC or its subsidiaries (a “Drag-Along Sale”), then the General Partner shall have the right (the “Drag-Along Right”) to require each other Limited Partner (each, a “Drag-Along Seller”) to Transfer all of such Limited Partner’s Paired Interests in such Drag-Along Sale for the same amount per Paired Interest and form of consideration (and with the same rights to elect certain forms of consideration, if applicable) and on the same terms and conditions as the Transferring Limited Partners (including customary representations, covenants, indemnities and agreements, as applicable). In the event that the General Partner exercises the Drag-Along Right set forth in this Section 11.7(a), each Drag-Along Seller shall further be required to (i) consent to and raise no objections to such Drag-Along Sale, (ii) waive any dissenters’, appraisal or other similar rights that it may have in connection therewith, (iii) make the same representations and warranties as the Transferring Limited Partners, including with respect to broker’s fees, non-contravention, such Limited Partner’s authority to consummate such sale and its title to the Paired Interests being sold or contributed, as applicable, and (iv) take all other actions reasonably necessary or desirable to cause the consummation of such Drag-Along Sale, including the execution and delivery of any purchase agreement, contribution agreement, stock powers or other documentation required by the transferee to consummate the transaction (which documentation shall be on terms no less favorable in any material respect to the Drag-Along Sellers with respect to their Paired Interests than those executed by the Transferred Limited Partners participating in such Drag-Along Sale). For the avoidance of doubt, no Limited Partner is entitled to dissenters’, appraisal or other similar rights with respect to any Units.
(b)    In the event that the General Partner exercises the Drag-Along Right set forth in Section 11.7(a), the General Partner shall give notice of the applicable Transfer to each Drag-Along Seller at any time prior to the closing of the Drag-Along Sale, which notice shall be deemed validly given if such Transfer is publicly announced, notwithstanding Section 17.2. All determinations as to whether to complete any Drag-Along Sale and as to timing, manner and other terms and conditions of such transaction shall be at the discretion of the General Partner.
(c)    Each Drag-Along Seller hereby constitutes and appoints the General Partner, with full power of substitution and resubstitution, as the true and lawful attorney-in-fact for such Drag-Along Seller and in such Drag-Along Seller’s name, place and stead and for such Drag-Along Seller’s use and benefit, to sign, execute, certify, acknowledge, swear to, file, deliver and record any and all agreements, certificates, instruments and other documents (including, for the avoidance of doubt, any contribution agreement and documents contemplated thereby) which the General Partner may deem reasonably necessary, desirable or appropriate, and to take any other action reasonably necessary or advisable, for the purposes of effecting expeditiously any Drag-Along Sale and the transfer of the Drag-Along Seller’s Paired Interests in connection with such Drag-Along Sale. This power of attorney is granted to secure obligations owed to the General Partner and/or a proprietary interest of the General Partner and is irrevocable; may be exercised by any such attorney-in-fact by listing the Drag-Along Seller executing any agreement, certificate, instrument or other document with the single signature of any such attorney-in-fact acting as attorney-in-fact for such Drag-Along Seller; shall survive the death, disability, legal incapacity, bankruptcy, insolvency, dissolution or cessation of existence of such Drag-Along Seller; and shall survive the Transfer by a Drag-Along Seller of all or any portion of such Drag-Along Seller’s Paired Interests.
(d)    The closing of the Drag-Along Sale shall be held at such place and on such date as determined by the General Partner and the transferee. Upon the consummation of the Drag-Along Sale, the transferee shall remit directly to each Drag-Along Seller the consideration for such Drag-Along Seller’s Units Transferred pursuant to this Section 11.7 less such Drag-Along Seller’s pro rata share of the expenses of the transaction incurred on behalf of all Drag-Along Sellers including legal, accounting and investment banking fees and expenses, such determination of expenses to be determined in good faith by the General Partner; provided, that each Drag-Along Seller shall be responsible for its own legal fees relating to such transaction, as applicable. Upon the closing of any Drag-Along Sale to which this Section 11.7 applies, the Drag-Along Sellers or, pursuant to the power of attorney described in Section 11.7(c), the General Partner on behalf of the Drag-Along Sellers, shall deliver duly executed instruments of assignment from such Drag-Along Sellers in respect of the Paired Interests to the transferee in the Drag-Along Sale, in form and substance reasonably satisfactory to the transferee in the Drag-Along Sale, and any other documents as are deemed necessary by the General Partner or the transferee in the Drag-Along Sale for the proper transfer of such Paired Interests.”

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5.
Except as amended and modified hereby, the terms and provisions of the Agreement remain in full force and effect. Any reference herein to the Agreement and any future reference to the Agreement shall be deemed to be a reference to the Agreement as amended by this Amendment and as the same may, from time to time, be hereafter further amended or modified.

6.	This Amendment is made pursuant to and is governed by the laws of the Cayman Islands.

IN WITNESS WHEREOF, the party hereto has executed and unconditionally delivered this Amendment as a deed on the date first above written.

GENERAL PARTNER

EXECUTED as a Deed by	)
TMM Holdings II GP, ULC	)
acting by:	)	/s/ Darrell C. Sherman
	)	Name: Darrell C. Sherman
in the presence of:	)	Title: Chief Legal Officer, Executive Vice President and Secretary
)
)
/s/ Benjamin Aronovitch	)
Witness
Benjamin Aronovitch

The below Limited Partners hereby consent to the foregoing Amendment on the date first above written.

/s/ Sheryl Palmer ____________________ Sheryl Palmer	/s/ Darrell Sherman __________________ Darrell Sherman
/s/ Dave Cone ______________________ Dave Cone	/s/ Peter Lane ______________________ Peter Lane

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